Exhibit 99.1

FOR IMMEDIATE RELEASE

Qualcomm Contact:

Warren Kneeshaw

Phone: 1-858-658-4813

e-mail: ir@qualcomm.com

Qualcomm Announces Fourth Quarter and Fiscal 2012 Results

Fiscal 2012 Revenues $19.1 Billion

GAAP EPS $3.51, Non-GAAP EPS $3.71

— Record Fiscal 2012 Results —

SAN DIEGO — November 7, 2012 — Qualcomm Incorporated (Nasdaq: QCOM), a leading developer and innovator of advanced wireless technologies, products and services, today announced results for the fourth fiscal quarter and year ended September 30, 2012.

“I am very pleased with our performance this year. We delivered record revenues, earnings and MSM chipset shipments driven by increasing global consumption of wireless data across a diverse range of devices, particularly smartphones,” said Dr. Paul E. Jacobs, chairman and CEO of Qualcomm. “As we continue to invest in and execute on our strategic priorities, our broad licensing program and industry-leading Snapdragon and 3G/LTE chipset roadmap position us for double-digit revenue growth again in fiscal 2013.”

GAAP Results

Qualcomm’s results are reported in accordance with generally accepted accounting principles (GAAP).

Fourth Quarter Fiscal 2012

•	Revenues: [1] $4.87 billion, up 18 percent year-over-year (y-o-y) and 5 percent sequentially.

•	Operating income: [1] $1.24 billion, even y-o-y and down 11 percent sequentially.

•	Net income: [2] $1.27 billion, up 20 percent y-o-y and 5 percent sequentially.

•	Diluted earnings per share: [2] $0.73, up 18 percent y-o-y and 6 percent sequentially.

•	Effective tax rate: [1] 19 percent for the quarter.

[1]

Throughout this news release, the results of FLO TV are presented as discontinued operations. Revenues, operating expenses, operating income, earnings before tax (EBT) and effective tax rates are from continuing operations (i.e., before discontinued operations and adjustments for noncontrolling interests), unless otherwise stated.

[2]

Throughout this news release, net income and diluted earnings per share are attributable to Qualcomm (i.e., after discontinued operations and adjustments for noncontrolling interests), unless otherwise stated.

Qualcomm Announces Fourth Quarter and Fiscal 2012 Results	Page 2 of 19

•	Operating cash flow: $1.41 billion, down 23 percent y-o-y; 29 percent of revenues.

•	Return of capital to stockholders: $1.27 billion, including $426 million, or $0.25 per share, of cash dividends paid, and $841 million through repurchases of 15.3 million shares of common stock.

Fiscal 2012*

•	Revenues: $19.12 billion, up 28 percent y-o-y.

•	Operating income: $5.68 billion, up 13 percent y-o-y.

•	Net income: $6.11 billion, up 43 percent y-o-y.

•	Diluted earnings per share: $3.51, up 39 percent y-o-y.

•	Effective tax rate: 19 percent.

•	Operating cash flow: $6.00 billion, up 22 percent y-o-y; 31 percent of revenues.

•	Return of capital to stockholders: $2.90 billion, including $1.58 billion, or $0.93 per share, of cash dividends paid, and $1.31 billion through repurchases of 23.9 million shares of common stock.

Non-GAAP Results

Non-GAAP results exclude the QSI segment, certain share-based compensation, certain acquisition-related items and certain tax items.

Fourth Quarter Fiscal 2012

•	Revenues: $4.87 billion, up 18 percent y-o-y and 5 percent sequentially.

•	Operating income: $1.61 billion, down 1 percent y-o-y and 6 percent sequentially.

•	Net income: $1.55 billion, up 13 percent y-o-y and 4 percent sequentially.

•

Diluted earnings per share: $0.89, up 11 percent y-o-y and 5 percent sequentially. Excludes $0.01 earnings per share attributable to QSI, $0.13 loss per share attributable to certain share-based compensation, $0.04 loss per share attributable to certain acquisition-related items and $0.01 earnings per share attributable to certain tax-related items. The sum of Non-GAAP earnings per share and items excluded do not equal GAAP earnings per share due to rounding.

•	Effective tax rate: 19 percent for the quarter.

•	Free cash flow (defined as net cash from operating activities less capital expenditures): $1.24 billion, down 27 percent y-o-y; 25 percent of revenues.

Qualcomm Announces Fourth Quarter and Fiscal 2012 Results	Page 3 of 19

Fiscal 2012*

•	Revenues: $19.12 billion, up 28 percent y-o-y.

•	Operating income: $7.10 billion, up 17 percent y-o-y.

•	Net income: $6.46 billion, up 20 percent y-o-y.

•

Diluted earnings per share: $3.71, up 16 percent y-o-y. Excludes $0.40 earnings per share attributable to QSI, $0.47 loss per share attributable to certain share-based compensation, $0.14 loss per share attributable to certain acquisition-related items and $0.01 earnings per share attributable to certain tax-related items.

•	Effective tax rate: 20 percent.

•	Free cash flow: $5.20 billion, up 8 percent y-o-y; 27 percent of revenues.

Detailed reconciliations between results reported in accordance with GAAP and Non-GAAP results are included within this news release.

* The following should be considered in regards to the year-over-year comparisons: Fiscal 2012 GAAP results included $776 million in earnings, net of income taxes, for discontinued operations (primarily a result of a $1.2 billion gain associated with the sale of substantially all of our 700 MHz spectrum), as compared to a $313 million loss, net of income taxes, for discontinued operations in fiscal 2011. Additionally, fiscal 2012 GAAP and Non-GAAP results included Qualcomm Atheros, Inc., which was acquired on May 24, 2011, as compared to fiscal 2011 GAAP and Non-GAAP results, which only included Qualcomm Atheros, Inc. from the date of the acquisition. Fiscal 2011 operating and free cash flows reflected the impact of a $1.5 billion income tax payment primarily related to license and settlement agreements entered into in fiscal 2008.

Key Business Metrics

Fourth Quarter Fiscal 2012

•	MSMTM chip shipments: 141 million units, up 11 percent y-o-y and even sequentially.

•	June quarter total reported device sales: approximately $46.5 billion, up 19 percent y-o-y and down 3 percent sequentially.

¡	June quarter estimated 3G/4G device shipments: approximately 210 to 214 million units, at an estimated average selling price of approximately $216 to $222 per unit.

Qualcomm Announces Fourth Quarter and Fiscal 2012 Results	Page 4 of 19

Fiscal 2012

•	MSM chip shipments: 590 million units, up 22 percent y-o-y.

•	Total reported device sales: approximately $187.3 billion, up 25 percent y-o-y.

¡	Estimated 3G/4G device shipments: approximately 846 to 863 million units, at an estimated average selling price of approximately $216 to $222 per unit.

Cash and Marketable Securities

Our cash, cash equivalents and marketable securities totaled $26.8 billion at the end of the fourth quarter of fiscal 2012, compared to $20.9 billion a year ago and $26.5 billion at the end of the third quarter of fiscal 2012. On October 17, 2012, we announced a cash dividend of $0.25 per share payable on December 21, 2012 to stockholders of record as of December 7, 2012. Since September 30, 2012, we repurchased and retired 4.1 million shares of common stock for $240 million.

Research and Development

($ in millions)	Non-GAAP	QSI	Share-Based Compensation	GAAP

Fourth quarter fiscal 2012	$961	$1	$152	$1,114
As % of revenues	20%			23%
Fourth quarter fiscal 2011	$731	$1	$119	$851
As % of revenues	18%			21%
Year-over-year change ($)	31%	N/M	28%	31%

N/M - Not Meaningful

Non-GAAP research and development (R&D) expenses increased 31 percent y-o-y primarily due to an increase in costs related to the development of CDMA-based 3G, OFDMA-based 4G LTE and other technologies for integrated circuit and related software products and to expand our intellectual property portfolio.

Qualcomm Announces Fourth Quarter and Fiscal 2012 Results	Page 5 of 19

Selling, General and Administrative

($ in millions)	Non-GAAP	QSI	Share-Based Compensation	Acquisition- Related Items	GAAP

Fourth quarter fiscal 2012	$545	$3	$112	$21	$681
As % of revenues	11%				14%
Fourth quarter fiscal 2011	$371	$8	$110	$42	$531
As % of revenues	9%				13%
Year-over-year change ($)	47%	N/M	2%	N/M	28%

N/M - Not Meaningful

Non-GAAP selling, general and administrative (SG&A) expenses increased 47 percent y-o-y primarily due to a long-lived asset impairment charge related to our QMT division and increases in employee-related expenses, costs relating to legal matters, selling and marketing expenses and patent-related expenses.

Effective Income Tax Rates

Our fiscal 2012 effective income tax rates were 19 percent for GAAP and 20 percent for Non-GAAP. The fiscal 2012 GAAP and Non-GAAP effective tax rates only reflect the United States federal R&D credit generated through December 31, 2011, the date on which the credit expired. The fiscal 2012 GAAP effective tax rate included a tax benefit of $10 million related to the completion of the audit of our fiscal 2005 through fiscal 2008 state tax returns. This tax benefit was excluded from our Non-GAAP results.

QSI Segment

QSI makes strategic investments, many of which are in early-stage companies, and holds wireless spectrum. QSI also includes the discontinued operations of our FLO TV business. GAAP results for the fourth quarter of fiscal 2012 included $0.01 earnings per share for QSI.

Business Outlook

The following statements are forward looking, and actual results may differ materially. The “Note Regarding Forward-Looking Statements” in this news release provides a description of certain risks that we face, and our annual and quarterly reports on file with the Securities and Exchange Commission (SEC) provide a more complete description of risks.

Qualcomm Announces Fourth Quarter and Fiscal 2012 Results	Page 6 of 19

Our outlook does not include provisions for future asset impairments or for pending legal matters, other than future legal amounts that are probable and estimable. Further, due to their nature, certain income and expense items, such as realized investment and certain derivative gains or losses, cannot be accurately forecast. Accordingly, we only include such items in our business outlook to the extent they are reasonably certain; however, actual results may vary materially from the business outlook.

The following table summarizes GAAP and Non-GAAP guidance based on the current business outlook. The Non-GAAP business outlook presented below is consistent with the presentation of Non-GAAP results included elsewhere herein.

Qualcomm Announces Fourth Quarter and Fiscal 2012 Results	Page 7 of 19

Qualcomm’s Business Outlook Summary

FIRST FISCAL QUARTER
	Q1 FY12 Results	Current Guidance Q1 FY13 Estimates
Revenues	$4.68B	$5.6B - $6.1B
Year-over-year change		increase 20% -30%
Non-GAAP Diluted earnings per share (EPS)	$0.97	$1.08 - $1.16
Year-over-year change		increase 11% -20%
Diluted EPS attributable to QSI	($0.01)	($0.01)
Diluted EPS attributable to share-based compensation	($0.11)	($0.13)
Diluted EPS attributable to acquisition-related items	($0.03)	($0.04)
Diluted EPS attributable to tax items	N/A	N/A
GAAP Diluted EPS	$0.81	$0.90 - $0.98
Year-over-year change		increase 11% -21%
Metrics
MSM chip shipments	156M	168M - 178M
Year-over-year change		increase 8% - 14%
Total reported device sales (1)	approx. $41.4B*	approx. $46.0B - $51.0B*
Year-over-year change		increase 11% - 23%
*Est.sales in September quarter, reported in December quarter
FISCAL YEAR
	FY 2012 Results (2)	Current Guidance FY 2013 Estimates
Revenues	$19.12B	$23.0B - $24.0B
Year-over-year change		increase 20% - 26%
Non-GAAP Operating Income	$7.10B	$8.1B - $8.6B
Year-over-year change		increase 14% - 21%
Operating loss attributable to QSI	($0.12B)	($0.05B)
Operating loss attributable to share-based compensation	($1.04B)	($1.15B)
Operating loss attributable to acquisition-related items	($0.27B)	($0.30B)
GAAP Operating Income	$5.68B	$6.6B - $7.1B
Year-over-year change		increase 16% - 25%
Non-GAAP Diluted EPS	$3.71	$4.12 - $4.32
Year-over-year change		increase 11% - 16%
Diluted EPS attributable to QSI	$0.40	($0.04)
Diluted EPS attributable to share-based compensation	($0.47)	($0.53)
Diluted EPS attributable to acquisition-related items	($0.14)	($0.15)
Diluted EPS attributable to tax items	$0.01	N/A
GAAP Diluted EPS	$3.51	$3.40 - $3.60
Year-over-year change		decrease 3% - increase 3%
Metrics
Est. fiscal year* 3G/4G device average selling price range (1)	approx. $216 - $222	approx. $214 - $226
*Shipments in Sept. to June quarters, reported in Dec. to Sept. quarters

CALENDAR YEAR Device Estimates (1)
	Prior Guidance Calendar 2012 Estimates	Current Guidance Calendar 2012 Estimates	Current Guidance Calendar 2013 Estimates
Est. 3G/4G device shipments
March quarter	approx. 206M -211M	approx. 206M -211M	not provided
June quarter	not provided	approx. 210M -214M	not provided
September quarter	not provided	not provided	not provided
December quarter	not provided	not provided	not provided
Est. calendar year range (approx.)	875M - 935M	880M - 930M	1,000M - 1,070M
Est. calendar year midpoint (approx.) (3)	905M	905M	1,035M

(1)	Total reported device sales is the sum of all reported sales in U.S. dollars (as reported to us by our licensees) of all licensed CDMA-based, OFDMA-based and multimode CDMA/OFDMA subscriber devices (including handsets, modules, modem cards and other subscriber devices) by our licensees during a particular period (collectively, 3G/4G devices). The reported quarterly estimated ranges of average selling prices (ASPs) and unit shipments are determined based on the information as reported to us by our licensees during the relevant period and our own estimates of the selling prices and unit shipments for licensees that do not provide such information. Not all licensees report sales, selling prices and/or unit shipments the same way (e.g., some licensees report selling prices net of permitted deductions, such as transportation, insurance and packing costs, while other licensees report selling prices and then identify the amount of permitted deductions in their reports), and the way in which licensees report such information may change from time to time. Total reported device sales, estimated unit shipments and estimated ASPs for a particular period may include prior period activity that was not reported by the licensee until such particular period.
(2)	Fiscal 2012 results for QSI and GAAP included $0.44 EPS related to a $1.2 billion gain associated with the sale of substantially all of our 700 MHz spectrum, which was recognized in discontinued operations and was excluded from Non-GAAP results.
(3)	The midpoints of the estimated calendar year ranges are identified for comparison purposes only and do not indicate a higher degree of confidence in the midpoints.

Sums may not equal totals due to rounding.

Qualcomm Announces Fourth Quarter and Fiscal 2012 Results	Page 8 of 19

Results of Business Segments

The following table reconciles our Non-GAAP results to our GAAP results (in millions, except per share data):

SEGMENTS	QCT	QTL	QWI	Non-GAAP Reconciling Items (1)	Non-GAAP (2)	QSI (2)	Share-Based Compensation (2)	Acquisition- Related Items (2) (3)	Tax Items (4)	GAAP
Q4 - FISCAL 2012
Revenues	$3,129	$1,572	$161	$9	$4,871	$-	$-	$-	$-	$4,871
Change from prior year	21%	16%	(1%)	50%	18%					18%
Change from prior quarter	9%	(1%)	1%	N/M	5%					5%
Operating income (loss)					$1,612	($4)	($284)	($89)	$-	$1,235
Change from prior year					(1%)	56%	(13%)	29%		0%
Change from prior quarter					(6%)	64%	(8%)	(46%)		(11%)
EBT	$486	$1,370	($1)	$65	$1,920	($21)	($284)	($89)	$-	$1,526
Change from prior year	(15%)	15%	80%	N/M	11%	38%	(13%)	29%		15%
Change from prior quarter	3%	(3%)	83%	33%	0%	(31%)	(8%)	(46%)		(3%)
EBT as % of revenues	16%	87%	N/M	N/M	39%					31%
Discontinued operations, net of tax (5)					$-	$23	$-	$-	$-	$23
Net income (loss)					$1,547	$14	($222)	($78)	$10	$1,271
Change from prior year					13%	N/M	(4%)	35%	(75%)	20%
Change from prior quarter					4%	N/M	(6%)	(34%)	N/A	5%
Diluted EPS					$0.89	$0.01	($0.13)	($0.04)	$0.01	$0.73
Change from prior year					11%	N/M	(8%)	43%	(50%)	18%
Change from prior quarter					5%	N/M	(8%)	(33%)	N/A	6%
Diluted shares used					1,745	1,745	1,745	1,745	1,745	1,745
Q3 - FISCAL 2012
Revenues	$2,869	$1,593	$160	$4	$4,626	$-	$-	$-	$-	$4,626
Operating income (loss)					1,718	(11)	(264)	(61)	-	1,382
EBT	$472	$1,407	($6)	$49	1,922	(16)	(264)	(61)	-	1,581
Discontinued operations, net of tax (5)					-	(3)	-	-	-	(3)
Net income (loss)					1,486	(11)	(210)	(58)	-	1,207
Diluted EPS					$0.85	($0.01)	($0.12)	($0.03)	$-	$0.69
Diluted shares used					1,758	1,758	1,758	1,758	1,758	1,758
Q1 - FISCAL 2012
Revenues	$3,085	$1,440	$152	$4	$4,681	$-	$-	$-	$-	$4,681
Operating income (loss)					1,871	(13)	(247)	(60)	-	1,551
EBT	$739	$1,267	$1	$55	2,062	(34)	(247)	(60)	-	1,721
Discontinued operations, net of tax (5)					-	(5)	-	-	-	(5)
Net income (loss)					1,672	(22)	(194)	(55)	-	1,401
Diluted EPS					$0.97	($0.01)	($0.11)	($0.03)	$-	$0.81
Diluted shares used					1,721	1,721	1,721	1,721	1,721	1,721
Q4 - FISCAL 2011
Revenues	$2,587	$1,361	$163	$6	$4,117	$-	$-	$-	$-	$4,117
Operating income (loss)					1,624	(9)	(252)	(125)	-	1,238
EBT	$569	$1,193	($5)	($20)	1,737	(34)	(252)	(125)	-	1,326
Discontinued operations, net of tax (5)					-	(5)	(1)	-	-	(6)
Net income (loss)					1,372	(22)	(214)	(120)	40	1,056
Diluted EPS					$0.80	($0.01)	($0.12)	($0.07)	$0.02	$0.62
Diluted shares used					1,716	1,716	1,716	1,716	1,716	1,716
12 MONTHS - FISCAL 2012
Revenues	$12,141	$6,327	$633	$20	$19,121	$-	$-	$-	$-	$19,121
Change from prior year	37%	17%	(4%)	0%	28%					28%
Operating income (loss)					$7,100	($116)	($1,035)	($267)	$-	$5,682
Change from prior year					17%	N/M	(27%)	(28%)		13%
EBT	$2,296	$5,585	($15)	$168	$8,034	($170)	($1,035)	($267)	$-	$6,562
Change from prior year	12%	18%	90%	(8%)	17%	(29%)	(27%)	(28%)		15%
EBT as a % of revenues	19%	88%	N/M	N/M	42%					34%
Discontinued operations, net of tax (5)					$-	$777	($1)	$-	$-	$776
Net income (loss)					$6,463	$690	($811)	($243)	$10	$6,109
Change from prior year					20%	N/M	(30%)	(22%)	(84%)	43%
Diluted EPS					$3.71	$0.40	($0.47)	($0.14)	$0.01	$3.51
Change from prior year					16%	N/M	(27%)	(17%)	(75%)	39%
Diluted shares used					1,741	1,741	1,741	1,741	1,741	1,741
12 MONTHS - FISCAL 2011
Revenues	$8,859	$5,422	$656	$20	$14,957	$-	$-	$-	$-	$14,957
Operating income (loss)					6,084	(37)	(813)	(208)	-	5,026
EBT	$2,056	$4,753	($152)	$183	6,840	(132)	(813)	(208)	-	5,687
Discontinued operations, net of tax (5)					-	(308)	(5)	-	-	(313)
Net income (loss)					5,407	(385)	(624)	(200)	62	4,260
Diluted EPS					$3.20	($0.23)	($0.37)	($0.12)	$0.04	$2.52
Diluted shares used					1,691	1,691	1,691	1,691	1,691	1,691

(1)	Non-GAAP reconciling items related to revenues consist primarily of other nonreportable segment revenues less intersegment eliminations. Non-GAAP reconciling items related to earnings before taxes consist primarily of certain costs of equipment and services revenues, research and development expenses, sales and marketing expenses, other operating expenses and certain investment income or losses and interest expense that are not allocated to the segments for management reporting purposes; nonreportable segment results; and the elimination of intersegment profit.

Qualcomm Announces Fourth Quarter and Fiscal 2012 Results	Page 9 of 19

(2)	At fiscal year end, the sum of the quarterly tax provision (benefit) for each column equals the annual tax provision (benefit) for each column computed in accordance with GAAP. In interim quarters, the sum of these provisions (benefits) may not equal the total GAAP tax provision, and starting in fiscal 2012, this difference is allocated to tax provisions (benefits) among the columns. In interim quarters of prior years, it was included in QSI because variability in QSI results was considered the primary driver of the difference.
(3)	In addition to our historical practice of excluding acquired in-process research and development expenses, starting with acquisitions completed in the third quarter of fiscal 2011, Non-GAAP results also exclude other items related to acquisitions. During fiscal 2012, acquisition-related items consisted of amortization of certain intangible assets, expense associated with the termination of a contract of an acquiree and the recognition of the step-up of inventories to fair value.
(4)	During the fourth quarter of fiscal 2012, we recorded a tax benefit of $10 million related to the completion of the audit of our fiscal 2005 through fiscal 2008 state tax returns. Our quarterly and fiscal 2012 Non-GAAP results exclude this item.
(5)	During fiscal 2011, we shut down the FLO TV business and network. The results of FLO TV are presented as discontinued operations.

N/M	– Not Meaningful
N/A	– Not Applicable

Sums may not equal totals due to rounding.

Conference Call

Qualcomm’s fourth quarter and fiscal 2012 earnings conference call will be broadcast live on November 7, 2012, beginning at 1:45 p.m. Pacific Time (PT) at www.qualcomm.com/investor. This conference call will include a discussion of “Non-GAAP financial measures” as defined in Regulation G. The most directly comparable GAAP financial measures and GAAP reconciliation information, as well as the other material financial and statistical information to be discussed on the conference call, will be posted at www.qualcomm.com/investor immediately prior to commencement of the call. An audio replay will be available at www.qualcomm.com/investor and via telephone for 30 days shortly following the live call. To listen to the replay via telephone, U.S. callers may dial (855) 859-2056, and international callers may dial (404) 537-3406. Callers should use reservation number 37726774.

Note Regarding Use of Non-GAAP Financial Measures

The Non-GAAP financial information presented herein should be considered in addition to, not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. In addition, “Non-GAAP” is not a term defined by GAAP, and as a result, the Company’s measure of Non-GAAP results might be different than similarly titled measures used by other companies. Reconciliations between GAAP and Non-GAAP results are presented herein.

The Company uses Non-GAAP financial information (i) to evaluate, assess and benchmark the Company’s operating results on a consistent and comparable basis; (ii) to measure the performance and efficiency of the Company’s ongoing core operating businesses, including the QCT, QTL and QWI segments; and (iii) to compare the performance and efficiency of these segments against each other and against competitors outside the Company. Non-GAAP measurements of the following financial data are used by the Company: revenues, cost of

Qualcomm Announces Fourth Quarter and Fiscal 2012 Results	Page 10 of 19

revenues, R&D expenses, SG&A expenses, other operating expenses, operating income (loss), net investment income (loss), income (loss) before income taxes, effective tax rate, net income (loss), diluted earnings (loss) per share, operating cash flow and free cash flow. The Company is able to assess what it believes is a more meaningful and comparable set of financial performance measures for the Company and its business segments by using Non-GAAP information. As a result, management compensation decisions and the review of executive compensation by the Compensation Committee of the Board of Directors focus primarily on Non-GAAP financial measures applicable to the Company and its business segments. The Company presents Non-GAAP financial information to provide greater transparency to investors with respect to its use of such information in financial and operational decision-making.

Non-GAAP information used by management excludes QSI, certain share-based compensation, certain acquisition-related items and certain tax items.

•

QSI is excluded because the Company expects to exit its strategic investments at various times, and the effects of fluctuations in the value of such investments and realized gains or losses are viewed by management as unrelated to the Company’s operational performance.

•

Share-based compensation expense relates primarily to restricted stock units and stock options. Certain share-based compensation is excluded because management views such expenses as unrelated to the operating activities of the Company’s ongoing core business. Further, the fair values of share-based awards are affected by factors that are variable on each grant date, which may include the Company’s stock price, stock market volatility, expected award life, risk-free interest rates and expected dividend payouts in future years.

•

In addition to its historical practice of excluding acquired in-process R&D expenses from Non-GAAP results, the Company began excluding amortization of certain intangible assets, recognition of the step-up of inventories to fair value and the related tax effects of these items starting with acquisitions completed in the third quarter of fiscal 2011, as well as any tax effects from restructuring the ownership of such acquired assets. Additionally, starting with acquisitions completed in the fourth quarter of fiscal 2012, the Company began excluding expenses related to the termination of contract(s) that limit the use of the acquired intellectual property. These certain acquisition-related items are excluded and no longer allocated to the Company’s segments because management views such expenses as unrelated to the operating activities of the Company’s ongoing core business. In addition, these charges are impacted by the size and timing of acquisitions, potentially obscuring period to period comparisons of the Company’s operating businesses.

Qualcomm Announces Fourth Quarter and Fiscal 2012 Results	Page 11 of 19

•

Certain tax items that were recorded in each fiscal year presented, but that were unrelated to the fiscal year in which they were recorded, are excluded in order to provide a clearer understanding of the Company’s ongoing Non-GAAP tax rate and after tax earnings. The Company also excludes any benefit resulting from the retroactive extensions of the federal R&D tax credit from Non-GAAP results because the Company does not include the potential extension of the credit in its business outlook due to uncertainty as to whether and when the federal R&D tax credit will be retroactively extended.

The Company presents free cash flow, defined as net cash provided by operating activities less capital expenditures, to facilitate an understanding of the amount of cash flow generated that is available to grow its business and to create long-term stockholder value. The Company believes that this presentation is useful in evaluating its operating performance and financial strength. In addition, management uses this measure to evaluate the Company’s performance and to compare its operating performance with other companies in the industry.

About Qualcomm

Qualcomm Incorporated (Nasdaq: QCOM) is a world leader in 3G, 4G and next-generation wireless technologies. For more than 25 years, Qualcomm ideas and inventions have driven the evolution of digital communications, linking people everywhere more closely to information, entertainment and each other. For more information, visit www.qualcomm.com.

Note Regarding Forward-Looking Statements

In addition to the historical information contained herein, this news release contains forward-looking statements that are inherently subject to risks and uncertainties, including but not limited to statements regarding our broad licensing program and industry-leading Snapdragon and 3G/LTE chipset roadmap positioning us for double-digit revenue growth in fiscal 2013; the Company’s business outlook; and estimates and guidance related to revenues, GAAP and Non-GAAP diluted earnings per share, effective income tax rates, MSM chip shipments, total reported device sales, 3G/4G device average selling price ranges and 3G/4G device shipment ranges and midpoints. Forward-looking statements are generally identified by words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,”

Qualcomm Announces Fourth Quarter and Fiscal 2012 Results	Page 12 of 19

“estimates,” “guidance” and similar expressions. Actual results may differ materially from those referred to in the forward-looking statements due to a number of important factors, including but not limited to risks associated with the commercial deployment of our technologies and our customers’ and licensees’ sales of equipment, products and services based on these technologies; competition; our dependence on a small number of customers and licensees; attacks on our licensing business model, including current and future legal proceedings and actions of governmental or quasi-governmental bodies; our dependence on third-party suppliers, including the potential impact of supply constraints; the enforcement and protection of our intellectual property rights; claims by third parties that we infringe their intellectual property; global economic conditions that impact the communications industry and the potential impact on demand for our products and our customers’ and licensees’ products; our stock price and earnings volatility; strategic transactions and investments; the commercial success of our QMT division’s display technology; foreign currency fluctuations; and failures, defects or errors in our products and services or in the products of our customers and licensees. These and other risks are set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2012 filed with the SEC. Our reports filed with the SEC are available on our website at www.qualcomm.com. We undertake no obligation to update, or continue to provide information with respect to, any forward-looking statement or risk factor, whether as a result of new information, future events or otherwise.

###

Qualcomm, Snapdragon and MSM are trademarks of Qualcomm Incorporated, registered in the United States and other countries. All other trademarks are the property of their respective owners.

Qualcomm Announces Fourth Quarter and Fiscal 2012 Results	Page 13 of 19

Qualcomm Incorporated

Supplemental Information for the Three Months Ended September 30, 2012

(Unaudited)

	Non-GAAP Results	QSI		Share-Based Compensation	Acquisition- Related Items (a)	Tax- Related Items	GAAP Results
($ in millions, except per share data)

Cost of equipment and services revenues	$1,753	$-		$20	$68	$-	$1,841

R&D	961	1		152	-	-	1,114

SG&A	545	3		112	21	-	681

Operating income (loss)	1,612	(4)		(284)	(89)	-	1,235

Investment income (loss), net	$308 (b)	$(17)	(c)	$-	$-	$-	$291

Tax rate	19%	19%		22%	12%	N/M	19%

Net income (loss)	$1,547	$14		$(222)	$(78)	$10 (d)	$1,271

Diluted earnings (loss) per share (EPS)	$0.89	$0.01		$(0.13)	$(0.04)	$0.01	$0.73

Operating cash flow	$1,476	$(26)		$(41)	$-	$-	$1,409
Operating cash flow as % of revenues	30%	N/A		N/A	N/A	N/A	29%

Free cash flow (e)	$1,242	$(42)		$(41)	$-	$-	$1,159
Free cash flow as % of revenues	25%	N/A		N/A	N/A	N/A	24%

(a)	Consisted of amortization of certain intangible assets, expense associated with the termination of a contract of an acquiree and the recognition of the step-up of inventories to fair value.
(b)	Included $177 million in interest and dividend income related to cash, cash equivalents and marketable securities, which were not part of our strategic investments and $143 million in net realized gains on investments, partially offset by $5 million in other-than-temporary losses on investments, $4 million in losses on derivatives and $3 million in interest expense.
(c)	Included $14 million in other-than-temporary losses on investments, $13 million in interest expense and $3 million in equity in losses of investees, partially offset by $12 million in net realized gains on investments and $1 million in interest and dividend income related to cash, cash equivalents and marketable securities.
(d)	Included a tax benefit of $10 million related to the completion of the audit of our fiscal 2005 through fiscal 2008 state tax returns.
(e)	Free cash flow is calculated as net cash provided by operating activities less capital expenditures. Reconciliation of these amounts is included in the “Reconciliation of Non-GAAP Free Cash Flows to Net Cash Provided by Operating Activities (GAAP) and Other Supplemental Disclosures” for the three months ended September 30, 2012 included herein.

N/A – Not Applicable

Sums may not equal totals due to rounding.

Qualcomm Announces Fourth Quarter and Fiscal 2012 Results	Page 14 of 19

Qualcomm Incorporated

Supplemental Information for the Twelve Months Ended September 30, 2012

(Unaudited)

	Non-GAAP Results	QSI	Share-Based Compensation	Acquisition- Related Items (a)	Tax- Related Items	GAAP Results
($ in millions, except per share data)

Cost of equipment and services revenues	$6,796	$-	$75	$225	$-	$7,096

R&D	3,363	6	546	-	-	3,915

SG&A	1,839	29	414	42	-	2,324

Other operating expenses	23	81 (b)	-	-	-	104

Operating income (loss)	7,100	(116)	(1,035)	(267)	-	5,682

Investment income (loss), net	$934 (c)	$(54) (d)	$-	$-	$-	$880

Tax rate	20%	19%	22%	9%	N/M	19%

Net income (loss)	$6,463	$690	$(811)	$(243)	$10 (e)	$6,109

Diluted earnings (loss) per share (EPS)	$3.71	$0.40	$(0.47)	$(0.14)	$0.01	$3.51

Operating cash flow	$6,382	$(216)	$(168)	$-	$-	$5,998
Operating cash flow as % of revenues	33%	N/A	N/A	N/A	N/A	31%

Free cash flow (f)	$5,199	$(317)	$(168)	$-	$-	$4,714
Free cash flow as % of revenues	27%	N/A	N/A	N/A	N/A	25%

(a)	Consisted of amortization of certain intangible assets, expense associated with the termination of a contract of an acquiree and the recognition of the step-up of inventories to fair value.
(b)	QSI results for fiscal 2012 included $81 million in other operating expenses associated with a payment made to the Indian government in connection with the issuance of the BWA spectrum license.
(c)	Included $590 million in interest and dividend income related to cash, cash equivalents and marketable securities, which were not part of our strategic investments, $327 million in net realized gains on investments, $76 million in gains on derivatives (primarily due to gains from put options sold as part of our stock repurchase program) and $1 million in equity earnings of investees, partially offset by $49 million in other-than-temporary losses on investments and $11 million in interest expense.
(d)	Included $79 million in interest expense, $34 million in other-than-temporary losses on investments and $10 million of equity in losses of investees, partially offset by $42 million in net realized gains on investments, $19 million in interest and dividend income related to cash, cash equivalents and marketable securities and $8 million in gains on derivatives.
(e)	Included a tax benefit of $10 million related to the completion of the audit of our fiscal 2005 through fiscal 2008 state tax returns.
(f)	Free cash flow is calculated as net cash provided by operating activities less capital expenditures. Reconciliation of these amounts is included in the “Reconciliation of Non-GAAP Free Cash Flows to Net Cash Provided by Operating Activities (GAAP) and Other Supplemental Disclosures” for the twelve months ended September 30, 2012, included herein.

N/A – Not Applicable

Sums may not equal totals due to rounding.

Qualcomm Announces Fourth Quarter and Fiscal 2012 Results	Page 15 of 19

Qualcomm Incorporated

Reconciliation of Non-GAAP Free Cash Flows to

Net Cash Provided by Operating Activities (GAAP)

and Other Supplemental Disclosures

(In millions)

(Unaudited)

	Three Months Ended September 30, 2012
	Non-GAAP	QSI	Share-Based Compensation		GAAP
Net cash provided (used) by operating activities	$1,476	$(26)	$(41	)(a)	$1,409
Less: capital expenditures	(234)	(16)	—		(250)

Free cash flow	$1,242	$(42)	$(41)		$1,159

Revenues	$4,871	$—	$—		$4,871
Free cash flow as % of revenues	25%	N/A	N/A		24%

Other supplemental cash disclosures:
Cash transfers from QSI (b)	$183	$(183)	$—		$—
Cash transfers to QSI (c)	(123)	123	—		—

Net cash transfers	$60	$(60)	$—		$—

	Twelve Months Ended September 30, 2012
	Non-GAAP	QSI	Share-Based Compensation		GAAP
Net cash provided (used) by operating activities	$6,382	$(216)	$(168	)(a)	$5,998
Less: capital expenditures	(1,183)	(101)	—		(1,284)

Free cash flow	$5,199	$(317)	$(168)		$4,714

Revenues	$19,121	$—	$—		$19,121
Free cash flow as % of revenues	27%	N/A	N/A		25%

Other supplemental cash disclosures:
Cash transfers from QSI (d)	$2,281	$(2,281)	$—		$—
Cash transfers to QSI (c)	(478)	478	—		—

Net cash transfers	$1,803	$(1,803)	$—		$—

	Three Months Ended September 25, 2011
	Non-GAAP	QSI	Share-Based Compensation		GAAP
Net cash provided (used) by operating activities	$1,886	$(50)	$(16	)(a)	$1,820
Less: capital expenditures	(194)	—	—		(194)

Free cash flow	$1,692	$(50)	$(16)		$1,626

	Twelve Months Ended September 25, 2011
	Non-GAAP	QSI	Share-Based Compensation		GAAP
Net cash provided (used) by operating activities	$5,418	$(335)	$(183	)(a)	$4,900
Less: capital expenditures	(588)	(5)	—		(593)

Free cash flow	$4,830	$(340)	$(183)		$4,307

(a)	Incremental tax benefits from stock options exercised during the period.
(b)	Primarily due to release of restricted cash and cash from sale of equity securities and other investments.
(c)	Primarily funding for strategic debt and equity investments, other investing activities and QSI operating and capital expenditures.
(d)	Primarily cash from sale of wireless spectrum, issuance of subsidiary shares to noncontrolling interest, borrowings under loans and debentures and sale of equity securities and other investments.
N/A	- Not Applicable

Qualcomm Announces Fourth Quarter and Fiscal 2012 Results	Page 16 of 19

Qualcomm Incorporated

Reconciliation of Non-GAAP Tax Rates to GAAP Tax Rates (a)

(in millions)

(Unaudited)

	Three Months Ended September 30, 2012
	Non-GAAP Results	QSI	Share-Based Compensation	Acquisition- Related Items	Tax- Related Items	GAAP Results

Income (loss) from continuing operations before income taxes	$1,920	$(21)	$(284)	$(89)	$-	$1,526
Income tax (expense) benefit	(373)	4	62	11	10	(286)

Income (loss) from continuing operations	$1,547	$(17)	$(222)	$(78)	$10	$1,240

Tax rate	19%	19%	22%	12%	N/M	19%

	Twelve Months Ended September 30, 2012
	Non-GAAP Results	QSI	Share-Based Compensation	Acquisition- Related Items	Tax- Related Items	GAAP Results

Income (loss) from continuing operations before income taxes	$8,034	$(170)	$(1,035)	$(267)	$-	$6,562
Income tax (expense) benefit	(1,571)	33	225	24	10	(1,279)

Income (loss) from continuing operations	$6,463	$(137)	$(810)	$(243)	$10	$5,283

Tax rate	20%	19%	22%	9%	N/M	19%

(a)	At fiscal year end, the sum of the quarterly tax provision (benefit) for each column equals the annual tax provision (benefit) for each column computed in accordance with GAAP. In interim quarters, the sum of these provisions (benefits) may not equal the total GAAP tax provision, and this difference is allocated to tax provisions (benefits) among the columns.

Sums may not equal totals due to rounding.

Qualcomm Announces Fourth Quarter and Fiscal 2012 Results	Page 17 of 19

Qualcomm Incorporated

CONSOLIDATED BALANCE SHEETS

(In millions, except per share data)

(Unaudited)

	September 30, 2012	September 25, 2011
ASSETS
Current assets:
Cash and cash equivalents	$3,807	$5,462
Marketable securities	8,567	6,190
Accounts receivable, net	1,459	993
Inventories	1,030	765
Deferred tax assets	309	537
Other current assets	473	346

Total current assets	15,645	14,293
Marketable securities	14,463	9,261
Deferred tax assets	1,412	1,703
Assets held for sale	1,109	746
Property, plant and equipment, net	2,851	2,414
Goodwill	3,917	3,432
Other intangible assets, net	2,938	3,099
Other assets	677	1,474

Total assets	$43,012	$36,422

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Trade accounts payable	$1,298	$969
Payroll and other benefits related liabilities	664	644
Unearned revenues	545	610
Loans and debentures	—	994
Liabilities held for sale	1,072	—
Other current liabilities	1,723	2,072

Total current liabilities	5,302	5,289
Unearned revenues	3,739	3,541
Other liabilities	426	620

Total liabilities	9,467	9,450

Stockholders’ equity:
Qualcomm stockholders’ equity:
Preferred stock, $0.0001 par value; 8 shares authorized; none outstanding	—	—
Common stock, $0.0001 par value; 6,000 shares authorized; 1,706 and 1,681 shares issued and outstanding, respectively	—	—
Paid-in capital	11,956	10,394
Retained earnings	20,701	16,204
Accumulated other comprehensive income	866	353

Total Qualcomm stockholders’ equity	33,523	26,951
Noncontrolling interests	22	21

Total stockholders’ equity	33,545	26,972

Total liabilities and stockholders’ equity	$43,012	$36,422

Qualcomm Announces Fourth Quarter and Fiscal 2012 Results	Page 18 of 19

Qualcomm Incorporated

CONSOLIDATED STATEMENTS OF OPERATIONS

(In millions, except per share data)

(Unaudited)

	Three Months Ended		Twelve Months Ended
	September 30, 2012	September 25, 2011	September 30, 2012	September 25, 2011

Revenues:
Equipment and services	$3,213	$2,673	$12,465	$9,223
Licensing	1,658	1,444	6,656	5,734

Total revenues	4,871	4,117	19,121	14,957

Operating expenses:
Cost of equipment and services revenues	1,841	1,497	7,096	4,877
Research and development	1,114	851	3,915	2,995
Selling, general and administrative	681	531	2,324	1,945
Other	—	—	104	114

Total operating expenses	3,636	2,879	13,439	9,931

Operating income	1,235	1,238	5,682	5,026

Investment income, net	291	88	880	661

Income from continuing operations before income taxes	1,526	1,326	6,562	5,687
Income tax expense	(286)	(271)	(1,279)	(1,132)

Income from continuing operations	1,240	1,055	5,283	4,555
Discontinued operations, net of income taxes	23	(6)	776	(313)

Net income	1,263	1,049	6,059	4,242
Net loss attributable to noncontrolling interests	8	7	50	18

Net income attributable to Qualcomm	$1,271	$1,056	$6,109	$4,260

Basic earnings (loss) per share attributable to Qualcomm:
Continuing operations	$0.73	$0.63	$3.14	$2.76
Discontinued operations	0.02	—	0.45	(0.19)

Net income	$0.75	$0.63	$3.59	$2.57

Diluted earnings (loss) per share attributable to Qualcomm:
Continuing operations	$0.72	$0.62	$3.06	$2.70
Discontinued operations	0.01	—	0.45	(0.18)

Net income	$0.73	$0.62	$3.51	$2.52

Shares used in per share calculations:
Basic	1,704	1,681	1,700	1,658

Diluted	1,745	1,716	1,741	1,691

Dividends per share announced	$0.250	$0.215	$0.930	$0.810

Qualcomm Announces Fourth Quarter and Fiscal 2012 Results	Page 19 of 19

Qualcomm Incorporated

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In millions)

(Unaudited)

	Three Months Ended		Twelve Months Ended
	September 30, 2012	September 25, 2011	September 30, 2012	September 25, 2011
Operating Activities:
Net income	$1,263	$1,049	$6,059	$4,242
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	257	241	897	1,061
Gain on sale of wireless spectrum	—	—	(1,179)	—
Goodwill impairment	—	—	23	114
Revenues related to non-monetary exchanges	(30)	(30)	(122)	(123)
Income tax provision in excess of (less than) income tax payments	156	14	395	(1,204)
Non-cash portion of share-based compensation expense	283	256	1,035	824
Incremental tax benefit from stock options exercised	(41)	(16)	(168)	(183)
Net realized gains on marketable securities and other investments	(155)	(33)	(369)	(337)
Net impairment losses on marketable securities and other investments	19	26	83	52
Losses (gains) on derivative instruments	4	4	(84)	3
Other items, net	65	(16)	93	9
Changes in assets and liabilities, net of effects of acquisitions:
Accounts receivable, net	(207)	(161)	(456)	(140)
Inventories	(199)	(19)	(252)	(62)
Other assets	(209)	(34)	(240)	(70)
Trade accounts payable	174	165	371	(26)
Payroll, benefits and other liabilities	71	362	(341)	572
Unearned revenues	(42)	12	253	168

Net cash provided by operating activities	1,409	1,820	5,998	4,900

Investing Activities:
Capital expenditures	(250)	(194)	(1,284)	(593)
Purchases of available-for-sale securities	(3,707)	(2,677)	(15,511)	(10,948)
Proceeds from sale of available-for-sale securities	4,084	1,306	9,858	10,661
Purchase of trading securities	(1,729)	—	(4,009)	—
Proceeds from sale of trading securities	1,763	—	3,060	—
Proceeds from sale of wireless spectrum	—	—	1,925	—
Acquisitions and other investments, net of cash acquired	(156)	(362)	(833)	(3,624)
Other items, net	(7)	1	(83)	15

Net cash used by investing activities	(2)	(1,926)	(6,877)	(4,489)

Financing Activities:
Borrowing under loans and debentures	—	295	710	1,555
Repayment of loans payable	—	(295)	(591)	(1,555)
Proceeds from issuance of common stock	355	255	1,714	2,647
Incremental tax benefit from stock options exercised	41	16	168	183
Proceeds from issuance of subsidiary shares to noncontrolling interests	1	—	86	62
Repurchase and retirement of common stock	(841)	(142)	(1,313)	(142)
Dividends paid	(426)	(361)	(1,583)	(1,346)
Other items, net	(147)	78	52	114

Net cash (used) provided by financing activities	(1,017)	(154)	(757)	1,518

Effect of exchange rate changes on cash	5	(24)	(19)	(14)

Net increase (decrease) in cash and cash equivalents	395	(284)	(1,655)	1,915
Cash and cash equivalents at beginning of period	3,412	5,746	5,462	3,547

Cash and cash equivalents at end of period	$3,807	$5,462	$3,807	$5,462